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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 4. Change in Registrant's Certifying Accountant

        KPMG LLP was previously the principal accountant for CIBER, Inc. On March 10, 2004, the Audit Committee of the Board of Directors of CIBER, Inc. ("CIBER") approved and notified KPMG LLP ("KPMG") that they would not be retained for 2004 as the principal accountant for CIBER and its subsidiaries. The Audit Committee has engaged Ernst & Young LLP as CIBER's principal accountant as of March 12, 2004.

        The reports of KPMG on CIBER's financial statements as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report on the consolidated financial statements of CIBER and subsidiaries as of and for each of the years in the three-year period ended December 31, 2003, contained a separate paragraph stating CIBER changed its method of accounting for intangible assets in 2002 and for business combinations in 2001. In connection with the audits of financial statements as of and for the years ended December 31, 2003 and 2002, and the subsequent interim period through March 10, 2004, there were no:

  (i)
  disagreements between CIBER and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; or

  (ii)
  reportable events involving KPMG that would have required disclosure under Item 304(a)(1)(v) of Regulation S-K.

        KPMG has furnished CIBER with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such, letter dated March 15, 2004, is filed as Exhibit 16.1 to this Form 8-K.

        During the years ended December 31, 2003 and 2002, and through the date of this letter, neither CIBER nor anyone acting on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on CIBER's consolidated financial statements.

Item 7. (c) Exhibits

16.1
Letter from KPMG LLP to the Commission dated March 15, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: March 15, 2004	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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CIBER, Inc. Information to be included in the Report
  Item 4. Change in Registrant's Certifying Accountant
  Item 7. (c) Exhibits
SIGNATURE